EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES DATE CHANGE FOR THE FOURTH QUARTER
EARNINGS RELEASE AND CONFERENCE CALL
DALLAS, February 18, 2020 -- Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it has changed the date of its previously announced earnings release and conference call. The Company will now report its financial and operating results for the fourth quarter ended December 31, 2019 before the market opens on Tuesday, February 25, 2020.
Management will host a conference call on Tuesday, February 25, 2020, at 4:00 p.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Tuesday, March 3, 2020, by dialing (412) 317-6671 and entering the confirmation number, 13697613.
The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s web site, www.ashfordinc.com on Tuesday, February 25, 2020, beginning at 4:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

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